UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 8, 2004

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)

(310) 788-1999
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.03 Material Modification of Rights of Security Holders.

     International Lease Finance Corporation (the “Company”) and U.S. Bank National Association, as Trustee (the “Trustee”) have entered into a Seventh Supplemental Indenture, dated as of October 8, 2004 (the “Supplement”) to the Indenture, dated as of November 1, 1991, as amended, between the Company and the Trustee. The Supplement modified the terms of the Company’s Medium-Term Notes, Series I, originally due November 15, 2005 in the aggregate principal amount of $50 million, the Company’s Medium-Term Notes, Series I, originally due March 1, 2006 in the aggregate principal amount of $50 million and the Company’s Medium-Term Notes, Series I, originally due October 16, 2006 in the aggregate principal amount of $100 million. The terms of such Medium-Terms Notes, as modified, are set forth in the Supplement attached hereto as Exhibit 4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
4	Seventh Supplemental Indenture, dated as of October 8, 2004, to the Indenture, dated as of November 1, 1999, between International Lease Finance Corporation and U.S. Bank National Association, as Trustee.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
/s/ Alan H. Lund
By: Alan H. Lund
Vice Chairman and Chief Financial Officer

Dated: October 14, 2004

EXHIBIT INDEX

Exhibit No.	Description
4	Seventh Supplemental Indenture, dated as of October 8, 2004, to the Indenture, dated as of November 1, 1999, between International Lease Finance Corporation and U.S. Bank National Association, as Trustee.

Exhibit-1